UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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METROPCS COMMUNICATIONS, INC.
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On October 11, 2012, certain communications were provided to customers of MetroPCS Communications, Inc.  A copy of the communication is included below.

MetroPCS Customer Top FAQs
External Use
October 11, 2012

1.	What does this potential T-Mobile combination mean to me?

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Nothing will change with your service, your plan or your phone, or where you can pay your bills or receive customer support. MetroPCS remains focused on providing an exceptional wireless experience with state-of-the-art 4G LTE service and smartphones at a tremendous value. Each day, we're seeing thousands of people upgrade to and choose MetroPCS' 4G LTE because of our unmatched unlimited offering. We think our tremendous value proposition will only get better after the T-Mobile combination. But for now, it is business as usual with the same driven focus on delivering exceptional service and experience to you.

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Upon completion of the combination with T-Mobile, the plan is to keep the MetroPCS brand name, our places of distribution and the way we do business. The only real difference you should see is that MetroPCS will offer an even broader array of affordable, cutting-edge handsets and mobile services for the same great value you have come to expect from MetroPCS. This will mean you have more choices, more coverage and greater access to a faster, broader, higher capacity 4G network -- where you live and in more cities throughout the U.S.

2.	When is the potential T-Mobile combination expected to complete?

•	We expect the combination to close in the first half of 2013, subject to MetroPCS stockholder approval, regulatory approvals and other customary closing conditions.

3.	Will my rate plan or mobile services change?

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No. Your rate plan will not change as a result of the announcement of the T-Mobile combination. You will continue to receive an exceptional mobile experience at a great value and the price of your plan will stay the same.

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Your mobile service will not be affected by the announcement of the T-Mobile combination. We will still provide the same mobile service you've come to expect, choice in services and handsets - while still offering affordable unlimited talk, text and data.

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Upon completion of the combination with T-Mobile, we will have the opportunity to offer you an even wider selection of affordable, cutting-edge handsets and mobile services. This will mean more coverage with greater access to a larger 4G network -- where you live and in more cities throughout the U.S.

4.	Will MetroPCS' rate plans still be unlimited and tax inclusive?

•	Absolutely. All MetroPCS customers currently on a tax inclusive plan will remain on such and all new customers will continue to be offered unlimited tax and regulatory fee inclusive rate plans.

5.	Does this mean that I will be required to sign a contract for wireless services, or am I now under a contract?

•	No. You are not required to sign a contract to continue to receive your current service. MetroPCS remains committed to providing you affordable wireless service with no annual contract.

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The completion of the T-Mobile combination will not change our no-annual contract model. Our plan is for your service to continue on a no-annual contract basis providing you with a great mobile experience at the best value.

6.	How long will my handset or smartphone work on MetroPCS with the impending T-Mobile combination?

•	The announcement of the combination with T-Mobile will not interrupt our ability to provide wireless services to you.

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You will continue to be able to purchase or upgrade your handset from the current and future lineup of handsets available at any local area MetroPCS store, on your handset via MyMetro app, or at metropcs.com.

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Upon completion of the combination with T-Mobile, you will have more choices, more coverage and greater access to a faster, broader, higher capacity 4G LTE network. And, you will have a broader array of affordable, cutting-edge handsets for upgrade purposes and a broader array of mobile services to choose from for the same great value. We do anticipate that by the second half of 2015, customers who have not already upgraded their handsets, will need to upgrade their handsets to one of the wide range of affordable, cutting-edge handsets that will be available at that time.

7.	How do I pay my bill? Can I pay at T-Mobile stores now?

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For the immediate future, continue paying for service as you always have through the existing MetroPCS payment channels. If those channels are expanded in the future, we'll communicate that information to you as quickly as possible.

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Again the transaction is expected to complete in the first half of 2013 -- subject to MetroPCS stockholder approval, regulatory approvals and other customary closing conditions. And during this time, MetroPCS and T-Mobile will be, and continue to operate, as independent companies and continue to compete vigorously - having no impact on MetroPCS' day-to-day operations.

8.	I've heard that T-Mobile intends to force MetroPCS customers to move to T-Mobile as soon as the combination is completed. Is that true?

•	Absolutely not. Existing customers will continue to experience the same great MetroPCS coverage you have come to expect.

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Immediately, nothing will change with your service, your plan or your phone. MetroPCS will remain focused on providing an exceptional wireless experience with state-of-the-art 4G LTE service and smartphones at a tremendous value. Each day, we're seeing thousands of people upgrading to and choosing MetroPCS' 4G LTE, and we think the value we offer will only get better after the T-Mobile combination.

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Over time, customers who choose to upgrade to one of the affordable, cutting-edge smartphones that will be available will also have the benefit of experiencing an even larger and faster 4G network that combines the best of T-Mobile and MetroPCS.

9.	Will I get better coverage?

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One of the key benefits of the proposed combination with T-Mobile will be deeper 4G LTE network coverage and a clear-cut technology path to one common 4G LTE network and the ability to migrate customers to a faster, broader, higher capacity 4G network.

•	More specific details about changes to coverage areas will be available in the future. We will keep you updated on our progress and other important developments.

10.	Where can I go for more information on the combination?

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You can visit http://www.metropcs.com/metro/support/faqTemplatePage.jsp?whichFAQ=About for any new information, as we are committed to and will continue to keep you updated on our progress and other important developments. Additionally, you may also go into your nearest corporate store if you have any more questions or feel free to contact customer service for issues related to your account. Simply dial *611 from your MetroPCS phone or 888-8metro8 (888-863-8768).

Additional Information and Where to Find It
This question and answer document relates to a proposed transaction between MetroPCS Communications, Inc. (“MetroPCS”) and Deutsche Telekom AG (“Deutsche Telekom”) that will become the subject of a proxy statement to be filed by MetroPCS with the Securities and Exchange Commission (the “SEC”).  This question and answer document is not a substitute for the proxy statement or any other document that MetroPCS may file with the SEC or send to its stockholders in connection with the proposed transaction.  Investors and security holders are urged to read the proxy statement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction.  All documents, when filed, will be available free of charge at the SEC's website (www.sec.gov).  You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.
Participants in the Solicitation
MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction.  Information about MetroPCS' directors and executive officers is available in MetroPCS' proxy statement dated April 16, 2012 for its 2012 Annual Meeting of Stockholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.
Cautionary Statement Regarding Forward-Looking Statements
This question and answer document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this question and answer document that are not statements of historical fact, including statements about our beliefs, opinions, projections, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions.
All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile USA, Inc. (“T-Mobile”) and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals or required regulatory approvals, the taking of governmental action (including the passage of legislation) to block the transaction, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company's 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other filings with the SEC available at the SEC's website (www.sec.gov).
The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this question and answer document, except as required by law.